23-c


                    Consent of Independent Public Accountants
                    -----------------------------------------




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 4, 2000 incorporated by reference in Green Mountain Power Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.




Boston,  Massachusetts
July  24,  2000


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